Exhibit 99.1

For Immediate Release

Cephalon Announces Executive Leadership Changes

Frazer, Pa. – January 28, 2010 – Cephalon, Inc., (Nasdaq: CEPH) today announced the promotion of three executives, Kevin Buchi, Wilco Groenhuysen and Alain Aragues.

Kevin Buchi is promoted to a new position as Chief Operating Officer with responsibility for Worldwide Pharmaceutical Operations, Worldwide Technical Operations, Investor Relations and Business Development.  Mr. Buchi joined Cephalon in 1991 and became Chief Financial Officer (CFO) in 1996.

“During his 18 years at Cephalon, Kevin has been instrumental in building the company’s global pharmaceutical business,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.  “In his role as CFO, he orchestrated nine acquisitions and built a strong financial infrastructure.”

Wilco Groenhuysen is promoted to Executive Vice President & CFO with responsibility for Worldwide Finance, Commercial Operations and Risk Management.  In his new role, Mr. Groenhuysen will report directly to Chairman and CEO, Frank Baldino, Jr. Ph.D.  Mr. Groenhuysen joined Cephalon in August 2007 as SVP of Finance.  Prior to Cephalon, he was CFO and Sr. Vice President of Phillips Electronics North America, where he served in various finance roles over his 20 years with the company.

“In his two years with Cephalon, Wilco has improved our internal financial reporting and strengthened our global finance organization.  I have confidence in Wilco’s ability to lead the company’s financial organization,” added CEO Baldino.

Alain Aragues is promoted to EVP & President of Cephalon Europe. Mr. Aragues joined Cephalon in 2002 to lead the company’s expansion in France following its 2001 acquisition of Group Lafon and was appointed President of Cephalon Europe in 2005.

“Alain was recruited to build our European business and under his direction, our European business has grown to include 50 countries and more than 30 products.  During his tenure, our European sales have more than tripled.  I am confident that these leadership changes will bring the company’s performance to a new level as we expand globally,” said Baldino.

About Cephalon, Inc.

Cephalon is an international biopharmaceutical company dedicated to discovering, developing and bringing to market medications for difficult to treat and rare conditions.  Since its inception in 1987, Cephalon has brought first-in-class and best-in-class medicines to patients around the world in several therapeutic areas.  Cephalon has the distinction of being one of the world’s fastest-growing biopharmaceutical companies, now among the Fortune 1000 and a member of the S&P 500 Index, employing approximately 3,000 people worldwide.

Cephalon has a growing presence in Europe, the Middle East and Africa. The Cephalon European headquarters and pre-clinical development center are located in Maisons-Alfort, France, just outside of Paris. Key business units are located in England, Ireland, France, Germany, Italy, Spain, the Netherlands for the Benelux countries, and Poland for Eastern and Central European countries. Cephalon Europe markets more than 30 products in four areas: central nervous system, pain, primary care and oncology.

The company’s proprietary products in the United States include: NUVIGIL® (armodafinil) Tablets [C-IV], TREANDA® (bendamustine hydrochloride) for Injection, AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), FENTORA® (fentanyl buccal tablet) [C-II], TRISENOX® (arsenic trioxide) injection, GABITRIL® (tiagabine hydrochloride), PROVIGIL® (modafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II]. The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

# # #

Contacts:

Media

Sheryl Williams

610-738-6493

swilliam@cephalon.com

Investors

Robert (Chip) Merritt

610-738-6376

cmerritt@cephalon.com